UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2014

ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	001-35911	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Freeport Parkway, Coppell, Texas 75019

(Address of principal executive offices) (Zip Code)

(469) 322-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2014, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) issued an order (the “Bid Procedures Order”) approving bid procedures in connection with an auction whereby that certain Agency Agreement dated as of October 15, 2014 (the “Agency Agreement”) among ALCO Stores, Inc. (the “Company”) and its subsidiary, ALCO Holdings, Limited Liability Company, and a joint venture among Tiger Capital Group, LLC, SB Capital Group, LLC, and Great American Group WF, LLC (collectively, the “Stalking Horse Liquidator”) will serve as the stalking horse bid.  Pursuant to the Agency Agreement, the Stalking Horse Liquidator has agreed to act as the Company’s exclusive agent for the limited purpose of selling specified inventory and merchandise located in the Company’s retail store locations and distribution center identified in the Agency Agreement and all furniture, fixtures and equipment located in such store locations (collectively, the “Subject Assets”), in each case by means of a “going out of business”, “store closing”, “sale on everything”, “everything must go”, or similarly themed sale.  Under the Agency Agreement, the effectiveness of the Agency Agreement remains subject to Bankruptcy Court approval of the Agency Agreement.  The Agency Agreement provides that the Company is guaranteed to receive an amount equal to 91% of the aggregate cost value of the inventory and merchandise sold by the Stalking Horse Liquidator, subject to certain adjustments contained therein.  The Company may receive additional amounts from the sale of the inventory and merchandise if the total sale proceeds exceed specified thresholds.

The Bid Procedures Order contains an approval of the terms of the Agency Agreement, including bid protections payable to the Stalking Horse Liquidator in the event the Agency Agreement is terminated under certain circumstances, consisting of (i) a break-up fee of $1,400,000, among other things, to compensate the Stalking Horse Liquidator as a stalking-horse bidder, and (ii) an expense reimbursement, including certain signage costs, as reasonable inducement for the Stalking Horse Liquidator to act as exclusive agent to conduct a liquidation transaction on the terms set forth in the Agency Agreement.  The Bid Procedures Order also contains bid procedures for an auction of the Company’s assets in either a liquidation sale or a going concern transaction.

The foregoing description of (i) the Agency Agreement is qualified in its entirety by reference to the Agency Agreement filed with the Bankruptcy Court, and (ii) the Bid Procedures Order is qualified in its entirety by reference to the Bid Procedures Order issued by the Bankruptcy Court.

Forward-Looking Statements

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements.  These statements speak only as of the date of this Current Report on Form 8-K, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise.  These statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements.

These risks and uncertainties include but are not limited to (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (ii) the expectation that the Chapter 11 cases will enable us to sell our assets in an orderly manner and maximize the value for our stakeholders, our ability to operate our business during this process and the plans and objectives of our management and assumptions regarding our future performance, (iii) the effects of the Company’s bankruptcy filing on the Company and the interests of various creditors, equity holders and other constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 cases, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the plan of liquidation, and (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations.  In the event that the risks disclosed in the Company’s public filings and those discussed above cause results to differ materially from those expressed in the Company’s forward-looking statements, the Company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO STORES, INC.

Date: November 4, 2014	By:	/s/ Stanley B. Latacha
Stanley B. Latacha
Interim Chief Executive Officer